PROXY

Global Internet Communications, Inc.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

______, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Rory O'Byrne and Colin Campbell, and each or either of them, attorneys and proxies with full power of substitution, to represent the shareholder on the reverse side of this proxy card to vote all shares of Common Stock, $.001 par value, of Global Internet Communications, Inc. (the "Company") held of record by the undersigned on ____, 2003, at the Special Meeting of Stockholders of the company to be held on ____, 2003 at the company's corporate offices, Suite 2305-1050 Burrard Street, Vancouver, British Columbia, Canada V6Z 2S3, at 11:00 a.m., and at any and all adjournments or postponements thereof, as herein specified upon the proposals listed herein and described in the Proxy Statement for the meeting and in his or her discretion upon any other matter that may properly come before the meeting. The Board of Directors has proposed the matters set forth on the reverse for the vote of the shareholders of the company.

THE SHARES VOTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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APPROVAL OF THE PROPOSALS WILL SIGNIFICANTLY REDUCE THE RIGHTS OF SHAREHOLDERS. THE APPROVAL OF THE PLAN OF CONVERSION IS CONDITIONAL UPON THE APPROVAL OF THE PROPOSED CHANGES TO THE COMPANY'S CONSTATING DOCUMENTS.

Please mark your votes as indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 8.

1. To approve the Plan of Conversion.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

2. To grant our management the discretionary authority to adjourn the special meeting in accordance with our amended bylaws to a later date so that additional proxies in favor of the conversion proposal may be solicited.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3. To approve adoption of Section 3.2 of the GIC Nevada's bylaws.

Special meetings of the shareholders for any purpose or purposes unless otherwise prescribed by statute may be called by the president, by the board of directors, or by the written request of any director or holders of at least ten percent of the votes entitled to be cast on each issue to be considered at the special meeting.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4. To approve adoption of Section 3.4 of the GIC Nevada's bylaws.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or distribution, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, which date in any case will not be less than ten or more than 60 days before the date on which the particular action requiring such determination of shareholders is to be taken.If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend or distribution, the day before the first notice of a meeting is dispatched to shareholders or the date on which the resolution of the board of directors authorizing such dividend or distribution is adopted, as the case may be, will be the record date for such determination of shareholders.When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination will apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

5. To approve adoption of Section 3.8 of the GIC Nevada's bylaws.

A shareholder may vote either in person or by proxy. A shareholder may -vote by proxy by means of a proxy appointment form that is executed in writing by the shareholder, his agent, or by his duly authorized attorney-in-fact. All proxy appointment forms will be filed with the secretary of the corporation before or at the commencement of meetings. No unrevoked proxy appointment form will be valid after eleven months from the date of its execution unless otherwise expressly provided in the appointment form. No proxy appointment may be effectively revoked until notice in writing of such revocation has been given to the secretary of the corporation by the shareholder appointing the proxy.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

6. To approve adoption of Section 3.10 of the GIC Nevada's bylaws.

At any meeting of the shareholders, five per cent of all the shares outstanding, represented by shareholders of record, will constitute a quorum of that voting group for action on that matter. Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for purposes of a quorum for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be fixed for the adjourned meeting.At such reconvened meeting, any business may be transacted that might have been transacted at the adjourned meeting. If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which a different vote is required by express provision of law or of the articles of incorporation or of these bylaws.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

7. To approve adoption of Section 4.12 of the GIC Nevada's bylaws.

At a meeting of the shareholders called expressly for that purpose, any director or the entire board of directors may be removed from office, with or without cause (unless the articles of incorporation provide that directors may be removed only for cause) by a vote of the holders of a majority of the shares then entitled to vote at an election of the director or directors whose removal is sought. If shareholders have the right to cumulate votes in the election of directors and if less than the entire board is to be removed, not one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board or the class of directors of which he is a part. If the board of directors or any one or more directors is so removed, new directors may be elected at this same meeting.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

8. To approve adoption of Section 9 of the GIC Nevada's bylaws.

Power to Indemnity. The corporation may indemnify and hold harmless to the full extent permitted by applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, administrative, or investigative, by reason of that fact that he or she is or was a director, officer, employee, or agent of the corporation or, being or having been such a director, officer, employee, or agent, he or she is or was serving at the request of the corporation as a director, officer, employee, agent, trustee, or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee, or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and will inure to the benefit of his or her heirs and personal representatives.

Power to Pay Expenses in Advance of Final Disposition The corporation may pay expenses incurred in defending any such proceeding in advance of the final disposition of any such proceeding, provided, however, that the payment of such expenses in advance of the final disposition of a proceeding will be made to or on behalf of a director, officer, employee, or agent only upon delivery to the corporation of an undertaking, by or on behalf of such director, officer, employee, or agent to repay all amounts so advanced if it will ultimately be determined that such director, officer, employee, or agent is not entitled to be indemnified under this Article or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

Limitation on Powers. No indemnification will be provided under this Article to any such person if the corporation is prohibited by the nonexclusive provisions of the Nevada Business Corporation Act or other applicable law as then in effect from paying such indemnification. For example, no indemnification will be provided to any director in respect of any proceeding, whether or not involving action in his or her official capacity, in which he or she will have been finally adjudged to be liable on the basis of intentional misconduct or knowing violation of law by the director, or that the director personally received a benefit in money, property, or services to which the director was not legally entitled.

Directors. The corporation will indemnify and hold harmless any person who is or was a director of this corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the corporation is empowered.

Officers, Employees, and Agents. The corporation may, by action of its Board of Directors from time to time, indemnify and hold harmless any person who is or was an officer, employee, or agent of the corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the corporation is empowered, or to any lesser extent which the Board of Directors may determine.

Character of Rights The rights to indemnification and payment of expenses in advance of final disposition of a proceeding conferred by or pursuant to this Article will be contract rights.

Enforcement. A director, officer, employee, or agent ("claimant) will be presumed to be entitled to indemnification and/or payment of expenses under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the undertaking in subsection 9.1.2 above has been delivered to the corporation) and thereafter the corporation will have the burden of proof to overcome the presumption that the claimant is so entitled.

If a claim under this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period will be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part the claimant will be entitled to be paid also the expense of prosecuting such claim.

Neither the failure of the corporation (including its board of directors, its shareholders, or independent legal counsel) to have made a determination before the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its board of directors, its shareholders, or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses will be a defense to the action or create a presumption that the claimant is not so entitled.

Rights Not Exclusive. The right to indemnification and payment of expenses in advance of final disposition of a proceeding conferred in this Article will not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaws, agreement, vote of shareholders, or disinterested directors or otherwise.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Dated: _______________ , 2003

IMPORTANT: Please sign your name or names exactly as stenciled on this Proxy.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, EACH holder should sign.

Signature

Signature

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MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID

ENVELOPE.

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